Exhibit 21

1.	Carey Agri International Poland Sp. z o.o., a limited liability company organized under the laws of Poland.

2.	Multi Trade Company Sp. z o.o., a limited liability company organized under the laws of Poland.

3.	Piwnica Wybornych Win Sp. z o.o., a limited liability company organized under the laws of Poland.

4.	Polskie Hurtownie Alkoholi Sp. z o.o., a limited liability company organized under the laws of Poland.

5.	Astor Sp. z o.o., a limited liability company organized under the laws of Poland.

6.	Damianex S.A., a corporation formed under the laws of Poland.

7.	Agis S.A., a corporation formed under the laws of Poland.

8.	Onufry S.A., a corporation formed under the laws of Poland.

9.	Dako Galant Sp. z o.o., a limited liability company organized under the laws of Poland.

10.	Panta Hurt Sp z o.o., a limited liability company organized under the laws of Poland.

11.	Multi-Ex S.A., a corporation formed under the laws of Poland.

12.	Miro Sp z o.o., a limited liability company organized under the laws of Poland.

13.	Saol Sp z o.o., a limited liability company organized under the laws of Poland.

14.	Polnis Sp z o.o., a limited liability company organized under the laws of Poland.

15.	Fine Wines and Spirits, Sp z o.o., a limited liability company organized under the laws of Poland.

16.	Imperial Sp z o.o., a limited liability company organized under the laws of Poland.

17.	Delikates Sp z o.o., a limited liability company organized under the laws of Poland.

18.	Krokus Sp z o.o., a limited liability company organized under the laws of Poland.

19.	Bols Sp z o.o., a limited liability company organized under the laws of Poland.

20.	Polmos Bialystok S.A., a corporation formed under the laws of Poland.

21.	Bols Hungary, Kft, a limited liability company organized under the laws of Hungary.

22.	Classic Sp z o.o., a limited liability company organized under the laws of Poland.

23.	PHS Sp. z o.o., a limited liability company organized under the laws of Poland.